UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  May 7, 2010

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission on April 2, 2010 by NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), the Company and its stockholders approved a 1 share for 100 shares reverse stock split of its outstanding common stock. The Financial Industry Regulatory Authority (“FINRA”) is the organization responsible for reviewing and processing documents related to the corporate actions of companies quoted on the Over-The-Counter Bulletin Board. On May 7, 2010, FINRA notified the Company that FINRA had received the necessary documentation to process the reverse stock split and that the necessary changes to reflect the reverse stock split would be effected in the market reporting of the Company’s common stock at the open of business on May 10, 2010. For a period of twenty (20) business days beginning on May 10, 2010, the Company’s common stock will trade under the symbol “NEOM”, with the letter “D” added to the end of the trading symbol to indicate that the reverse stock split is now reflected in the market reporting of the Company’s common stock. After the aforementioned twenty (20) business day period expires, the symbol for the Company’s common stock will drop the “D” and revert to its previous trading symbol of “NEOM”. In connection with the reverse stock split, the Company’s common stock has a new CUSIP number, 640505 301.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2010	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Michael W. Zima
	Name:	Michael W. Zima
	Its:	Chief Financial Officer